EXHIBIT 99.C1





                          CONSENT OF INDEPENDENT AUDITORS






We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 9, 2001 on the financial statements of ReliaStar Select*Life Variable Account and our report dated March 21, 2001 on the statutory basis financial statements of ReliaStar Life Insurance Company in Post-Effective Amendment No. 12 to the Registration Statement (Form S-6 No. 33-57244) of Select*Life Variable Account and the related Prospectus of Select*Life II.





/S/ ERNST & YOUNG LLP


Minneapolis, MN
April 5, 2001